UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. __)

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ADDvantage Technologies Group, Inc.

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NOTICE OF ANNUAL MEETING
The 2023 Annual Meeting of Stockholders (the "Annual Meeting") of ADDvantage Technologies Group, Inc (the "Company") will be held:

When:	Friday, September 22, 2023
9:00 a.m. Central
Where:	1430 Bradley Lane, Suite 196
Carrollton, TX 75007

The purpose of the meeting is to consider and vote on the following proposals:

1.Election of six directors to serve until the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;
2.Ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2023.
3.Approve an amendment to our Certificate of Incorporation to increase our authorized shares of common stock from 35,000,000 to 100,000,000, of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share;
4.Amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 10:1, inclusive, as determined by the Chief Executive Officer in his sole discretion with our authorized capital remaining unchanged at 100,000,000 shares;
5.Authorization to effectuate the transactions contemplated by the securities purchase agreements entered into between the Company and Mast Hill Fund, L.P. (“Mast Hill”) on April 7 and April 12, 2023 (the “SPAs”), including the issuance of shares of common stock necessary for the conversion of the promissory notes issued by the Company on April 7 and April 12, 2023 (the “Notes”) and exercise of the purchase warrants issued by the Company on April 7 and April 12, 2023 (the “Warrants”), as disclosed in our Form 8-K dated April 12, 2023 (the SPAs, the Notes and the Warrants are collectively referred to as “Mast Hill Agreements”);
6.Adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and
7.Transact such other business as may properly come before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Stockholders of record at the close of business on July 24, 2023, are entitled to vote at the meeting or any adjournment. Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. We hope you are able to attend the Annual Meeting. Whether or not you attend, it is important that your stock be represented and voted at the meeting. I urge you to please complete, date and return the proxy card in the enclosed envelope. You may revoke your written proxy at any time before it is voted at the

Annual Meeting by giving written notice to the Company’s Chief Financial Officer, by submitting a properly executed paper proxy bearing a later date or by attending the Annual Meeting and voting during the meeting. Stockholders may also revoke their proxies by entering a new vote.

This proxy statement has information about the annual meeting and was prepared by our management and our Board of Directors. This proxy statement is being sent to shareholders on or about August 11, 2023. A copy of our 2022 Annual Report, including our Form 10-K, accompanies this Proxy Statement. You may also access our 2022 Annual Report and this Notice and Proxy Statement on our website at www.addvantagetechnologies.com/filings.

                        By Order of the Board of Directors,

Joseph E. Hart
Chief Executive Officer
July 24, 2023

General Information About The Meeting And Voting	4
Identification of Officers	6
Security Ownership of Certain Beneficial Owners and Management	8
Securities Authorized for Issuance Under Equity Compensation Plans	9

Proposal No. 1: Election of Directors	9
Board of Directors	11
Audit Committee	12
Compensation Committee	14
Corporate Governance and Nominating Committee	15
Strategy and Corporate Planning Committee	16
Board Meetings	16
Code of Ethics	16
Hedging Transactions by Insiders	16
Certain Relationships and Related Transactions	17
Delinquent Section 16(a) Reports	17
Involvement in Certain Legal Proceedings	17
Compensation of Directors and Executive Officers	17
Summary Compensation Table	19
Pay Versus Performance	21

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	22
Principal Accounting Fees and Services	23

Proposal No. 3: Approve an Amendment to our Certificate of Incorporation to Increase Our Authorized Shares of Common Stock from 35,000,000 to 100,000,000, of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share	24

Proposal No. 4: Approve an Amendment to Our Certificate of Incorporation to Effect a Reverse Stock Split of Our Common Stock at a Reverse Stock Split Ratio Ranging from 2:1 to 10:1, Inclusive, as Determined by the Chief Executive Officer in His Sole Discretion with our authorized capital remaining unchanged at 100,000,000 shares	26

Proposal No. 5: Authorization to Effectuate the Transactions Contemplated by the SPAs, Including the Issuance of Shares of Common Stock Necessary for the Conversion of the Notes and Exercise of the Warrants	32

Proposal No. 6: Adjournment of the Special Meeting, If Necessary or Appropriate, to Solicit Additional Proxies	33

Shareholder Proposals for 2024 Annual Meeting	33
Other Matters	33
Annex A - Certificate of Amendment to the Certificate of Incorporation	35
Annex B - Certificate of Amendment to the Certificate of Incorporation	38

PROXY STATEMENT FOR 2023 ANNUAL MEETING

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who can attend the annual meeting?
All shareholders as of the record date, Monday, July 24, 2023.

Who can vote?
You can vote your shares of common stock if our records show that you owned the shares on Monday, July 24, 2023. A total of 14,982,524 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. We do not recognize cumulative voting for the election of our directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?
Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the six directors, for the ratification of the appointment of HoganTaylor LLP as our independent registered public accounting firm, for the amendment of our certificate of incorporation to effectuate the reverse stock split of our common stock, for the transactions contemplated by the Mast Hill Agreements and issuance of shares thereunder and for the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

What if other matters come up at the annual meeting?
The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, any proxies returned to us will be voted as the proxyholders see fit.

Can I change my vote after I return my proxy card?
Yes. At any time before the vote on a proposal, you can change your vote either by giving our Secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. Attendance at the annual meeting will not, by itself, revoke your proxy card.

Can I vote in person at the annual meeting rather than by completing the proxy card?
Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person. If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?
We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. Votes will be tabulated by an inspector of election appointed by our Board of Directors. Abstentions from voting, which you may specify on all of the proposals other than the election of directors, and the frequency proposal, will have the effect of a negative vote.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called “broker nonvotes”), the nominee may vote them on the proposal to ratify the appointment of HoganTaylor LLP as our independent registered public accounting firm. Uninstructed nominees are not permitted to vote for directors. Broker nonvotes will be counted as present to determine if a quorum exists.

What percentage of stock are the directors and executive officers entitled to vote at the annual meeting?
Together, they have the right to vote approximately 28.2% of our outstanding common stock.

Who are the largest principal shareholders? David E. Chymiak beneficially owns 2,724,252 shares (18.2%) of our common stock. His brother, Kenneth A. Chymiak, beneficially owns 1,085,738 shares (7.2%) of our common stock.

When will the Company announce the voting results?
The Company may announce preliminary voting results after the adjournment of the Annual Meeting and will announce the final voting results of the Annual Meeting on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") within four business days after the Annual Meeting.

Who will determine the effectiveness of the amendment to the Company's Certificate of Incorporation?
There are two Proposals seeking stockholder approval of our Certificate of Incorporation with respect to the increase in authorized shares of our common stock and the reverse stock split. The effectiveness of this amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Chief Executive Officer, at his sole option, following the Annual Meeting any time prior to the three-year anniversary of the meeting. The text of the proposed forms of Certificate of Amendment to our Certificate of Incorporation (the "Certificate of Amendment") are attached hereto as Annex A (increase in authorized capital) and Annex B (reverse stock split). If approved by stockholders and if implemented by the Chief Executive Officer, increase in our authorized common stock and the reverse stock split will become effective upon the filing of the Certificates of Amendment with the Secretary of State of the State of Oklahoma, or such later date as is chosen by the Chief Executive Officer and set forth in the Certificates of Amendment. We will publicly announce the reverse stock split ratio chosen by the Chief Executive Officer prior to the effective date of the reverse stock split.

Do stockholders have dissenter's or appraisal rights with respect to the proposals to amend our Certificate of Incorporation?
Stockholders are not entitled to dissenter's or appraisal rights with respect to the Proposal to amend our Certificate of Incorporation.

Do any directors or officers of the Company have a personal interest in the matter to be acted upon at the Annual Meeting?
Except for those directors who are nominated for election at the Annual Meeting, no officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposals that is not shared by all other stockholders.

Who pays for this proxy solicitation?
The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost will be paid by us. In addition to sending you this proxy solicitation, some of our employees may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this, but they may be reimbursed for their out-of-pocket expenses incurred while assisting us in soliciting your proxy.

Who can help answer my other questions?
If you have more questions or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Saratoga Proxy Consulting LLC, our proxy solicitor, at (888) 368-0379 (toll free) or (212) 257-1311 (collect) by email at info@saratogaproxy.com. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

IDENTIFICATION OF OFFICERS

We have four executive officers. Our officers are elected by our Board of Directors and serve at the pleasure of the Board of Directors.

Identification of Executive Officers

Joseph E. Hart

Mr. Hart, 72, has served as our President and Chief Executive Officer since October 2018. Prior to joining the Company, Mr. Hart was the CEO of Aero Communications, Inc., a company specializing in installation, maintenance, and network design and construction for the telecommunications industry (2015 to 2018). From 2006 to 2014, Mr. Hart served as the Executive Vice President of Network Infrastructure Services and Operations for Goodman Networks, Inc., a provider of end-to-end network infrastructure, professional services and field deployment to the wireless telecommunications and satellite television industry. For the previous 20 years, Mr. Hart served in various executive leadership positions for AT&T and other various telecommunication and wireless companies. Mr. Hart holds a Master of Science degree in systems management from the University of Southern California and Bachelor of Business Administration degree from Baldwin-Wallace College. Mr. Hart’s extensive management experience in operations and corporate strategy in the telecommunications industry allows him to provide significant input to our Board of Directors.

Michael A. Rutledge

Mr. Rutledge, 53, Chief Financial Officer, began his career with ADDVantage Technologies in September 2021. Mr. Rutledge served as Vice President, Finance at SomnoMed Group for the past five years. Previously, he spent two years as the Chief Financial Officer at BG Staffing, where he played a key role in taking the company public and raising $16 million. Prior to that, he spent three years as Vice President of Finance with Cantel Medical Corporation, a publicly owned manufacturer of medical products, which acquired Byrne Medical, Inc., where he was the Chief Financial Officer. He joined Byrne Medical from N.F. Smith & Associates, a privately owned distributor of electronic components, where he spent four years as the Chief Financial Officer. He began his career at Ernst & Young, where he spent 12 years ultimately as Senior Audit Manager and was involved in several IPOs. He is a CPA in the State of Texas and holds a Bachelor of Business Administration in Accounting from Texas A&M University.

Jerry D. (JD) Jones

Mr. Jones, 47, President of Wireless Services, began his career with ADDVantage Technologies in February, 2023. Mr. Jones served as Executive Vice President, Customer Unit at Nexius Solutions, where he was responsible for all customer management, business development, deployment and profit and loss nationwide for all customers. From 2000-2012, he served in various leadership roles for AT&T Mobility, managing site acquisition, real estate, zoning, architectural and engineering requirements for all new build and site acquisition-only sites. JD also served in leadership roles with Goodman Networks, CrossLayer, Ericsson, Downey Telecom Services, 5G LLC, and Trilogy 5G Inc., primarily focused on wireless construction projects and management.

Brian N. Davidson

Mr. Davidson, 49, Chief Revenue Officer (CRO), began his career with ADDVantage Technologies in May, 2023. Mr. Davidson served as CRO at OneVizion, where he spearheaded strategy, marketing, and new account acquisition, including playing a significant role in securing numerous tier-one national accounts. Previously, he co-founded and served as principal of ABIS Solutions, a developer of unique and value-driven software-as-a-service solutions to the telecommunications and utility verticals. From 2014 to 2016, Mr. Davidson was Chief Marketing Officer of QualTek, a national provider of true 'end to end' network solutions to the telecom and utility industry. Before that, he served as Vice President of MasTec / DYNIS, a large, publicly traded ‘critical infrastructure’ services provider across multiple regions and countries. He holds a Bachelor of Science degree in Accounting and Finance from the University of Baltimore.

We currently do not comply with Nasdaq Rule 5605 requiring at least two (2) members of our Board of Directors who are defined by the Rule as being “Diverse.” We do not have one director who self-identifies as an Underrepresented Minority. As required by Nasdaq Rule 5606 as approved by the SEC in August 2021, we are providing additional information about the gender and demographic diversity of our directors in the format required by such rule. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification.

Board Diversity Matrix (as of July 24, 2023)
Total Number of Directors: 6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned as of July 24, 2023 by:
•each person known by us who beneficially owns more than 5% of any class of our voting stock;
•each director and nominee for director;
•each executive officer named in the Summary Compensation Table; and
•our directors and executive officers as a group.

Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers of their shares.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class (1)
Directors and Officers:
David Chymiak	2,724,252		18.2%
Joseph Hart	610,922		4.1%
James McGill	203,774		1.4%
Michael Rutledge	179,057		1.2%
John Shelnutt	132,515		*
Timothy Harden	124,228		*
David Sparkman	114,567		*
Jerry Jones	65,000		*
Brian Davidson	65,000		*

All Executive Officers and Directors as a group (9 persons)	4,089,315		28.2%

Others > 5% ownership:
Ken Chymiak	1,085,738	(2)	7.2%

* Less than one percent
(1) Shares which an individual has the right to acquire within 60 days pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse.
(2) Based on a Form 4, filed on January 26, 2021, of the shares beneficially owned by Mr. Chymiak, 1,085,738 are held of record by his spouse, Susan C. Chymiak as trustee of the Susan Chymiak Revocable Trust. Mr. Chymiak has sole voting and investment power over those shares held of record by him. Mr. Chymiak disclaims beneficial ownership of the shares held by his wife

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The information in the following table is as of July 24, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	—	293,813
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	293,813

PROPOSAL NO. 1 ELECTION OF DIRECTORS

All of the members of our current Board of Directors are included as Nominees to be elected at the annual meeting. The directors will be elected for one-year terms expiring at the next annual meeting. Our bylaws provide that our Board shall consist of not less than one nor more than nine directors, as determined from time to time by board resolution. Our Board has established the number of directors for the 2023 fiscal year to be six.

Vote Required. The six nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted. You get one vote for each of your shares of common stock for each of the directorships.

Nominations. At the annual meeting, we will nominate as directors the persons named in this proxy statement. Although we do not know of any reason why one of these nominees might not be able to serve, our Board of Directors will propose a substitute nominee if any nominee is unavailable for election.

General Information About the Nominees. All of the nominees are currently directors of ADDvantage. Each has agreed to be named in this proxy statement and to serve as director if elected. The ages listed for the nominees are as of July 24, 2023.

The following information, including principal occupation or employment for the past five or more years and a summary of each individual’s experience, qualifications, attributes or skills that have led to the conclusion that each individual should serve as a director in light of our current business and structure, is furnished with respect to each nominee.

David E. Chymiak                                 Director since 1999

Mr. Chymiak, 78, served as ADDvantage's Chief Technology Officer from April 2, 2012 through June 30, 2019, which was the effective date of the sale of the Cable Television segment to Mr. Chymiak’s affiliated company, Leveling 8 Inc. (see Certain Relationships and Related Transactions section). Mr. Chymiak oversaw the operations of the Cable Television segment which he co-founded as Tulsat in 1985. Upon the sale of the Cable Television segment to Leveling 8 on June 30, 2019, Mr. Chymiak is no longer an employee of the Company, but remains on the Company’s Board of Directors. Mr. Chymiak served as our Company’s Chairman of the Board from during the years 1999 to 2012 and 2014 to 2018. Beginning in July 2022, Mr. Chymiak became an independent Director under the rules and listing standards of The NASDAQ Stock Market ("NASDAQ"). Mr. Chymiak brings extensive experience with the various technologies and products within the cable television industry to our Board of Directors with respect to industry matters. Mr. Chymiak also brings to the Board of Directors business leadership and corporate strategy.

Timothy S. Harden                          Independent Director since 2019

Mr. Harden, 70, has broad Communication Industry experience in various positions of leadership. He currently sits on a number of advisory boards focused on providing products and services in the Communication space. Mr. Harden spent 33 years with AT&T in various operating executive positions, the last of which was President of AT&T’s Worldwide Supply Chain. A few of his previous areas of responsibility included President and CEO of AT&T West, President of network services for AT&T Southwest, and President of Data and Network Services for SBC Operations. Mr. Harden also gained broad telecommunications experience from a series of executive assignments within AT&T’s predecessor companies SBC and Pacific Telesis, including President of SBC Telecom, Inc., President and Chief Executive Officer of Pacific Telesis Business Systems, Chief Operating Officer of Pacific Bell’s Advanced Communications Network, and Senior VP – Network Engineering and Planning of SBC Data Services. Mr. Harden has served as Chairman of the QuEST/TIA Forum Executive Board, managing the quality standard TL 9000 through 200+ companies worldwide. He is a former member of Supply Chain 50 representing the top Supply Chains in the U.S., and a member of Supply Chain World representing the top 200 Supply Chains worldwide.

Mr. Harden is an inductee in the National Football Foundation and College Hall of Fame as a scholar athlete. He currently serves on the board of directors for the San Francisco Chapter of this national organization. In 2007 he was named as a Distinguished American by this group for his efforts in support of their mission to promote and develop the qualities of leadership, sportsmanship, competitive zeal and the drive for academic excellence in America’s young people. This was only the 9th time this honor has been awarded in the 70 year history of the organization. Mr. Harden is a retired Captain in the USN Reserve and a past Associate Professor at the University of Utah. Mr. Harden started his career as an officer in the US Navy after his graduation from the US Naval Academy. Mr. Harden’s extensive experience in the telecommunications industry and background in business leadership and corporate strategy will allow him to provide significant input to our Board of Directors.

Joseph E. Hart                                  Director since 2015

Mr. Hart's biographical information is provided above in the Identification of Officers section.

James C. McGill                          Independent Director since 2007

Mr. McGill, 79, has served as our Company’s Chairman of the Board since October 2018. Mr. McGill is currently the President of McGill Resources, a venture capital investment company, a position he has held since 1987. In 2015, Mr. McGill formed and owns Ediche, LLC, a clothing importer. He also served in various executive leadership roles and as Chairman of the Board of Directors of MacroSolve, Inc., a technology company focused on wireless data collection, from 2002 to 2013. Mr. McGill serves on boards of organizations in the Tulsa, Oklahoma area, and has served on public company boards with many years serving as audit committee or board chair.

During his career, Mr. McGill has received 25 U.S. and foreign patents in the field of pollution control and has extensive experience in helping to develop early-stage and emerging companies. Mr. McGill is a registered professional engineer with a Bachelor of Science degree in chemical engineering from The University of Tulsa where he graduated cum laude. He is a member of the University’s College of

Engineering and Applied Sciences Hall of Fame and was named a Distinguished Alumni in 2005. In 2013, he was named to the Collins College Business Hall of Fame. Mr. McGill has extensive experience in managing companies in a variety of industries, and his business leadership, corporate strategy background and operating expertise strengthen the Board of Directors.

John M. Shelnutt                         Independent Director since 2019

Mr. Shelnutt, 61, is the Chief Executive Officer of Fortress Solutions, a global provider of critical infrastructure management and support services for telecommunications carriers, wireless networks, electronic vehicle charging stations, and IoT devices. Previously he served as Vice President of Blue Danube Systems, a company that designs intelligent wireless access solutions using cloud-based analytics and machine learning to deliver high-definition active antenna systems technology to the wireless industry. Prior to 2017 when he joined Blue Danube Systems, Mr. Shelnutt served in executive capacities at Cisco from 2011 to 2016, leading their mobility division with global responsibility for all of the mobile product offerings of the company and managing one of their largest global customers. Prior to that, Mr. Shelnutt spent 12 years in executive leadership roles at Alcatel including the startup of their global DSL division and managing their United States mobility division. Mr. Shelnutt is also currently a partner since March 2021 in NASH21, a company that invests in real estate and rental properties primarily in Florida. Mr. Shelnutt has also served on various boards within the telecommunications industry including the QuEST Forum, ATIS, Broadband Forum and was an advisor to Tech Titans of Dallas, Texas and the City of New York Public Schools Technology group. Mr. Shelnutt’s extensive experience in the telecommunications industry and background in business leadership and corporate strategy will allow him to provide significant input to our Board of Directors.

David W. Sparkman                          Independent Director since 2015

Mr. Sparkman, 66, recently retired as the Chief Financial Officer of Oklahoma Capital Bank. Prior to that, he was the President of the financial consulting firm, Ulysses Enterprises, in which he also served in 2009-2010. Until the sale of the companies in October 2016, he was the Chief Financial Officer for a group of oil field service companies: Acid Specialists, LLC; Frac Specialists, LLC; and Cement Specialists, LLC. Mr. Sparkman served in that capacity beginning in September 2014, and prior to joining this group full-time in this capacity, he provided accounting and financial consulting services to these companies starting in April 2014. From 2010 to 2011, Mr. Sparkman was the CFO for Great White Energy Services until this company was acquired by Archer Well Company in 2011, and then served as the North America Director of Finance for Archer Well Company until 2013. Mr. Sparkman also spent 12 years with Dollar Thrifty Automotive Group serving in various accounting and finance-related senior management positions. Mr. Sparkman is a certified public accountant (inactive) and holds a bachelor of business administration degree in accounting from the University of Arkansas where he graduated cum laude. Mr. Sparkman’s background in business leadership, corporate strategy and financial and operating expertise allows him to provide significant input to our Board of Directors.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the election of each nominee.

BOARD OF DIRECTORS

Board Independence. The Board of Directors has determined that Messrs. Harden, McGill, Shelnutt and Sparkman have no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such individuals are independent under the rules and listing standards of The NASDAQ and the rules of the SEC implemented pursuant to the Sarbanes-Oxley Act of 2002.

Board Leadership Structure. The Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the

Board of Directors believes it is in our best interest to make this determination based on our current position and direction and the constitution of the Board of Directors and management team. The Board of Directors evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated. The Board of Directors has determined that having the positions of Chairman and Chief Executive Officer separated is in the best interest of our shareholders at this time. The Chief Executive Officer is primarily responsible for our overall management and the development and implementation of our strategy, and he has access to the people, information and resources necessary to facilitate that function. The Chairman of the Board has extensive experience in managing companies in a variety of industries, and his business leadership, corporate strategy background and operating expertise strengthen the Board of Directors. The Board of Directors believes that separating the roles of Chief Executive Officer and Chairman is an appropriate leadership structure as it promotes the strengths and expertise of these two individuals currently serving on the Board of Directors.

Oversight of Risk Management. It is management’s responsibility to manage our enterprise risks on a day-to-day basis. The Board of Directors is responsible for risk oversight by focusing on our overall risk management strategy and the steps management is taking to manage our risk.

While the Board of Directors as a whole maintains the ultimate oversight responsibility, the Board of Directors has delegated certain risk management oversight responsibilities to its various committees. The Audit Committee reviews and discusses our major financial risk exposures and the steps management has taken to identify, monitor, and control such risks. The Compensation Committee is responsible for overseeing risks related to our compensation programs, including structuring and reviewing our executive compensation programs, considering whether such programs are in line with our strategic objectives and incentivizing appropriate risk-taking. The Corporate Governance and Nominating Committee is tasked with risks associated with corporate governance and compliance.

Committees of the Board. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Strategy and Corporate Planning Committee. The following section describes the functions and membership of each committee and the number of times it met during our fiscal year ended December 31, 2022.

Board of Directors Fiscal Year 2022	Audit Committee	Corporate Governance and Nominating Committee	Strategy and Corporate Planning Committee	Compensation Committee

James C. McGill Chairman of the Board	X	X	X	X
David E. Chymiak			X
Timothy S. Harden		X	Chairman	Chairman
Joseph E. Hart			X
John M. Shelnutt	X	Chairman	X	X
David W. Sparkman	Chairman		X

AUDIT COMMITTEE

The functions and members of our Audit Committee are set forth below. The members of the Audit Committee are David W. Sparkman (Chairman), John M. Shelnutt, and James C. McGill. Each of the committee members is independent as defined under the rules and listing standards of the NASDAQ and the rules of the SEC implemented pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee met

four times during fiscal year 2022. All of the meetings were held prior to the reporting of our quarterly financial results.

Functions

•Selects the firm that will serve as our independent registered public accounting firm;

•Reviews scope and results of audits with our independent registered public accounting firm, compliance with any of our accounting policies and procedures and the adequacy of our system of internal controls;

•Oversees quarterly reporting; and

•Performs the other functions listed in the Charter of the Audit Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

Report of the Audit Committee

The Audit Committee of our Board of Directors is comprised of three directors who are not officers. Under currently applicable rules, each member is an independent director of the Company and meets the independence standards applicable for audit committee members under the rules of NASDAQ as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. The Audit Committee’s policy is to review and pre-approve all proposed engagements for audit or non-audit services rendered by our independent registered public accounting firm. Under its pre-approval policy, the Audit Committee approved 100% of the services provided by HoganTaylor LLP (“HoganTaylor”) in 2022 as those services are described in the section entitled “Principal Accounting Fees and Services.” Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:

•selected HoganTaylor as our independent registered public accounting firm for the audit of the fiscal 2022 financial statements and the review of the interim quarterly financial statements;

•reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management;

•discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•based on the reviews and discussions referred to above, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2022 for filing with the SEC.

David W. Sparkman	John M. Shelnutt	James C. McGill

Audit Committee Financial Expert

The SEC has adopted rules pursuant to the provisions of the Sarbanes-Oxley Act requiring audit committees to include an “audit committee financial expert,” defined as a person who has the following attributes:

•an understanding of generally accepted accounting principles and financial statements;

•the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•an understanding of internal control over financial reporting; and

•an understanding of audit committee functions.

The financial expert will have to possess all of the attributes listed above to qualify as an audit committee financial expert.

Our Board of Directors has determined that each of David W. Sparkman, John M. Shelnutt, and James C. McGill meets the definitions of an audit committee financial expert.

COMPENSATION COMMITTEE

The current members of the Compensation Committee are Timothy S. Harden (Chairman), James C. McGill, and John M. Shelnutt. The Compensation Committee met two times during fiscal 2022. The functions of the Compensation Committee are set forth below.

Functions

•Evaluates performance and sets compensation and benefits of Chief Executive Officer;

•Approves compensation and benefits programs of our other named executive officer(s);

•Approves compensation and benefits of our non-employee Board of Directors; and

•Performs the other functions listed in the Charter of the Compensation Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

Composition and Delegation

The Compensation Committee of our Board of Directors is currently comprised of four directors who are not officers. All functions of the Compensation Committee are to be performed by the Committee members and are not authorized to be delegated outside of the Committee. Under currently applicable rules, three members qualify as “independent directors” as defined under Rule 5605(a)(2) of NASDAQ and each member is a “non-employee director” (within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934).

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The current members of the Corporate Governance and Nominating Committee are John Shelnutt (Chairman), Timothy S. Harden, and James C. McGill. The Committee met two times during fiscal year 2022. The functions and members of the Corporate Governance and Nominating Committee are set forth below.

•Provides oversight of the governance of the Board of Directors;

•Makes recommendations to the Board as a whole concerning board size and composition;

•Identifies individuals qualified to become Board members;

•Selects or recommends that the Board select the director nominees to stand for election at the annual meeting of shareholders;

•Recommends to the Board nominees for the positions of Chairman of the Board, chairmen of the various committees of the Board, and members of the various committees of the Board; and

•Performs other functions listed in the Charter of the Corporate Governance and Nominating Committee, a current copy of which may be found on our website at www.addvantagetechnologies.com.

The Corporate Governance and Nominating Committee is comprised of directors who are not officers. Under currently applicable rules, each member is an “independent director” as defined under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Corporate Governance and Nominating Committee’s criteria and process for identifying and evaluating the candidates that it selects, or recommends to the full Board for selection, as director nominees, are: (i) regular review of composition and size of the Board; (ii) review of qualifications of candidates properly recommended or nominated by any qualifying shareholder; (iii) evaluation of the performance of the Board and qualification of members of the Board eligible for re-election: and (iv) consideration of the suitability of each candidate, including current members of the Board, in light of the size and composition of the Board. After such review and consideration, the Corporate Governance and Nominating Committee will recommend a slate of director nominees.

While the Corporate Governance and Nominating Committee has not established specific minimum requirements for director candidates, other than they be at least 21 years of age, the Committee believes that candidates and nominees must reflect a board that is comprised of directors who: (i) are predominantly independent; (ii) are of high integrity; (iii) have qualifications that will increase overall board effectiveness; and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members. The Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees, but the Committee does consider, among other things, a director nominee’s potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience.
The Corporate Governance and Nominating Committee has adopted a policy with regard to the consideration of director candidates recommended by shareholders. The Corporate Governance and Nominating Committee will consider director candidates recommended by any shareholder holding 10,000 shares of our common stock for at least 12 months prior to the date of submission of the recommendation or nomination. Additionally, a recommending shareholder shall submit a written statement in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, age, independence, expertise, corporate experience, other commitments and the like, personal references, and a written indication by the candidate of his or her willingness to serve, if elected, and evidence of the recommending person’s ownership of our stock sufficient to meet the stock ownership requirements described above.

STRATEGY AND CORPORATE PLANNING COMMITTEE

The current members of the Strategy and Corporate Planning Committee are Timothy S. Harden (Chairman), Joseph E. Hart, James C. McGill, John M. Shelnutt, David W. Sparkman and David E. Chymiak. The Committee met one time during fiscal year 2022. The functions and members of the Strategy and Corporate Planning Committee are set forth below.

•the development of the Company’s short-term and long-term strategic plan;

•oversees the execution of the Company’s strategic plan;

•help develop new and enhance existing relationships with customers;

•assists with business development and internal expansion efforts;

•pursuing merger and acquisition opportunities; and

•the development of a working capital strategy and capital-raise plan to achieve the above.

BOARD MEETINGS

Our Board held seven meetings during fiscal year 2022. Each director attended all of the meetings of the Board and the committees on which he served.

Shareholder Communication with the Board of Directors and Committees

Communication with the Board of Directors or any of the Committees should be directed to the attention of Mr. Sparkman. Written correspondence to Mr. Sparkman may be delivered to our executive offices, 1430 Bradley Lane, Carrollton, Texas, 75007. All shareholder communications directed to Mr. Sparkman will be promptly forwarded to him. All Board members are encouraged, but not required, to attend our annual meeting. Last year, all of our Board members (board members at the date of the meeting) attended our annual meeting.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics which is applicable to all of our directors, officers and employees. A copy of our Code of Business Conduct and Ethics is posted on our website at www.addvantagetechnologies.com. We intend to satisfy the disclosure requirements, including those of Item 406 of Regulation S-K, regarding certain amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics by posting such information on our website.

HEDGING TRANSACTIONS BY INSIDERS

The Company has an Insider Trading Policy, which may be found on our Company’s website at www.addvantagetechnologies.com. Among other transactions, this policy prohibits corporate insiders

(e.g. directors, officers, employees) from engaging in hedging transactions with respect to Company stock. “Hedging transactions” may be understood generally as transactions which lock in the value of stock in exchange for giving up rights to future stock appreciation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons. The Company is not aware of any transaction that was required to be reported in its filings with the SEC where such policies and procedures either did not require review or were not followed. The Company's Audit Committee Charter, which is available on the Corporate Governance page of our website, www.addvantagetechnologies.com, provide that the Company shall conduct an appropriate review of all transactions with related persons for potential conflict of interest situations on an ongoing basis, and all such transactions shall be approved by the Audit Committee or another independent body of the Board.

In addition, the Company also requires each of its directors and executive officers to complete a Director and Officer Questionnaire on an annual basis, and to update such information when the questionnaire responses become incomplete or inaccurate. The Director and Officer Questionnaire requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with a copy of each of these reports. SEC regulations impose specific due dates for these reports and we are required to disclose in this proxy statement any failure to file by these dates during fiscal year 2022.

Based solely on the review of the copies of these reports furnished to us and written representations that no other reports were required, as of December 31, 2022, we believe that these persons have complied with all applicable filing requirements.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our other directors, executive officers, significant employees or control persons have been involved in any legal proceeding listed in item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

The director compensation plan compensates each director, with the exception of Mr. McGill, $20,000 per year and the Chairman of the Audit Committee $30,000. Mr. McGill receives $25,000 annually in cash paid in monthly installments per his agreement with the Company.

All directors are eligible to receive awards of restricted shares, which are subject to a 12-month holding period, after the annual shareholders meeting. Each director, with the exception of Messrs. McGill and Chymiak, is to be awarded $50,000 of restricted stock upon each election to the board, which would be subject to a holding period equal to their board term. Mr. McGill is to receive $50,000 of restricted stock each October, subject to a twelve month holding period, per his agreement with the Company. Mr. Chymiak is to receive $15,000 of restricted stock upon his election to the board, which would be subject to a holding period equal to his board term.

We reimburse all directors for out-of-pocket expenses incurred by them in connection with their service on our Board and any Board committee. The following table reflects the total compensation earned by each non-employee director during the last fiscal year:

Fiscal Year 2022 Director Compensation

	Name	Fees Earned or Paid in Cash	Restricted Stock Awards (1) (2)	Total Compensation
	James C. McGill (3)	$25,000	$50,000	$75,000
	David E. Chymiak	20,000	15,000	35,000
	Timothy S. Harden	20,000	50,000	70,000
	John M. Shelnutt	20,000	50,000	70,000
	David W. Sparkman	30,000	50,000	80,000

(1)	The fair value of the stock awards are amortized over the estimated period until the next annual shareholders meeting to compensation expense in the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K. The fair value of the stock award was based on the closing market price of the stock on the date of grant.
(2)	The directors received their fiscal 2022 awards in December, 2022, with a total fair value of $215,000 as of the original dates of the awards.
(3)	James C. McGill and the Company entered into an amended Letter Agreement on July 16, 2020, which amended his previous agreement dated October 8, 2018. This amended agreement provides that, for serving as Chairman of the Board, Mr. McGill will receive annual compensation in the form of $25,000 in cash and $50,000 in shares of stock, which will vest over a 12-month period.

SUMMARY COMPENSATION TABLE
The following information relates to compensation paid by the Company for the fiscal years ended December 31, 2022 and September 30, 2021 to the Company’s Chief Executive Officer, Chief Financial Officer and the next most highly compensated executive officer of the Company:

							Non-Equity
					Stock	Option	Incentive Plan	All Other	Total
	Name and Principal Position*	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
			($)	($)(1)	($) (2)	($)	($)	($)(3)	($)
	Joseph E. Hart	2022	300,000	—	—	—	—	32,505	332,505
	Principal Executive Officer	2021	300,000	—	446,450	—	—	26,419	772,869

	Michael A. Rutledge	2022	250,000	—	—	—	—	24,662	274,662
	Chief Financial Officer (4)	2021	15,050	—	234,000	—	—	—	249,050

	Scott A. Francis
	Chief Accounting Officer (5)	2021	108,632	—	222,858	—	—	94,660	426,150

	Jimmy Taylor	2022	128,041	—	—	—	—	8,017	136,058
	President, Wireless Segment (6)	2021	235,383	—	—	—	—	14,116	249,499

(1)	There were no executive bonuses awarded in 2022 or 2021.
(2)	The amounts shown are Company officer compensation and represent the total fair value of the stock awards shares on the date of the grant to officers for fiscal years 2022 and 2021. The fair value of the stock awards is amortized over the vesting period to compensation expense in the Consolidated Statements of Operations contained in this Annual Report on Form 10-K. The fair value of the stock awards was based on the closing market prices of the stock on the dates of the grants. The actual value that an executive officer will realize upon vesting of performance or time-based awards will depend upon the market price of the Company’s stock on the vesting date, so there is no assurance that the value realized by an executive officer will be at or near the value of the market price of the Company’s stock on the grant date. Mr. Hart's amount for fiscal year 2021 was inadvertently omitted from the 10-K/A and the Proxy statement filed on January 27, 2022 and August 12, 2022, respectively. Stock award values for 2022 and 2021 for Mr. Rutledge and Mr. Taylor from the 10-K filed on March 21, 2023 have been updated to display grant date values.
(3)	Represents amounts paid by the Company on behalf of an officer for matching contributions to the Company’s qualified 401(k) plan, group term life, and auto allowance received during the year. Mr. Francis's other compensation includes severance payments.
(4)	Mr. Rutledge's salary for 2021 represents his prorated annual salary of $250,000 as per the terms of his employment agreement from his September 2021 start date.
(5)	Mr. Francis was the Vice President and Chief Accounting Officer of the Company until his departure in March 2021. Mr. Francis served as the interim Chief Accounting Officer through August 2021 as an independent contractor.
(6)	Mr. Taylor retired in July, 2022.
*	Note: Jerry D. Jones and Brian N. Davidson are not included in the table as their employment with the Company began in 2023.

Potential Payments Upon Termination or Change of Control
We have entered into employment/severance agreements with Mr. Hart, Mr. Rutledge, Mr. Jones and Mr. Davidson. These agreements are designed to promote stability, continuity and focus for key members of leadership during periods of uncertainty that may be created by change of control situations. Additionally, the use of such agreements is a competitive practice that enhances our ability to attract and retain leadership talent.
These agreements have no stated term but provide for the payment of severance benefits in most situations where the employee is terminated without cause or is terminated or resigns in connection with a Change in Control of the Company. Mr. Hart, in this event, will be paid the amount of his annual base salary immediately preceding the termination without cause or Change of Control. Mr. Rutledge, Mr. Jones and Mr. Davidson will be paid the amount of 50% of their annual base salary immediately preceding the termination without cause or Change of Control. Most executive equity awards which are subject to vesting provide for accelerated vesting upon the occurrence of a change in control.
“Change of Control” as used in these agreements has a fairly customary definition designed to reflect that a fundamental change in beneficial ownership or control of the Company has occurred. Specifically, the agreements incorporate the term a “change of control event”, as defined in United States Treasury Regulations (“Regulations”) promulgated under section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) that results from an event in which a person comes to be the owner, directly or indirectly, of 50% or more of outstanding voting securities of the Company or its parent company or the transfer or disposition of all or substantially all of the assets of the Company, its parent or their successor or a person, acquires, directly or indirectly, the voting power to elect a majority of the members of the Board of the Company or its parent (other than in the normal course) or any other similar transaction or series of related transactions.

Senior Management Incentive Compensation Plan

Company executives have received in the past equity and non-equity (cash bonus) incentive compensation. Incentive equity compensation has been awarded in the form of restricted stock or stock options granted under the Company’s 2015 Incentive Stock Plan. Cash bonuses have historically been granted as a result of meeting specified performance metrics.

For fiscal year 2022, the Company partially achieved the threshold performance goals and the Compensation Committee awarded Mr. Hart a bonus of $105,000 and Mr. Rutledge a bonus of $67,500. Those amounts were included in the Company's financial statements at December 31, 2022, but have not been paid as of the date of this report. For fiscal year 2021, the Company did not meet the threshold performance goals approved by the Compensation Committee and as a result no bonuses were awarded to executive officers for fiscal year 2021.

Outstanding Equity Awards at December 31, 2022

The named executive officers of the Company did not have any unvested stock option awards as of December 31, 2022.

The following table reflects the number of shares of unvested restricted stock awards of our named executive officers of the Company as of December 31, 2022:

Name	Unvested Restricted Stock
Joseph E. Hart	—
Michael A. Rutledge	37,500

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years. In determining the “compensation actually paid” to our named executive officers ("NEOs"), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.

Pay Versus Performance Table

The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years ended December 31, 2022 and September 30, 2021. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average. Please refer to the Compensation of Directors and Executive Officers section for information about our executive compensation program and the ways in which we align executive compensation with performance.

Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO (1)(6)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)(7)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (4)	Net Income (Loss) (in thousands) (5)
2022	$332,505	$332,505	$205,360	$110,285	$75.40	$471
2021	$772,869	$772,869	$308,233	$280,958	$122.72	$(2,029)

(1)	During the fiscal years 2022 and 2021, the PEO was Joseph E. Hart. During fiscal year 2022 the non-PEO named executive officers (NEOs) were Michael A. Rutledge and Jimmy Taylor, and during fiscal year 2021 they were Michael A. Rutledge, Scott A. Francis, and Jimmy Taylor.
(2)	The dollar amounts reported are the amounts of total compensation reported for Mr. Hart for the applicable fiscal year in the "Total Compensation" column of the Summary Compensation Table (SCT).
(3)	The dollar amounts reported represent the average of the amounts reported for the non-PEO NEOs for the applicable fiscal year in the "Total Compensation" column of the SCT.
(4)	The amounts reported represent the measurement period value of an investment of $100 in our stock on September 30, 2020 (the last trading day before the 2021 fiscal year), and then valued again on each of September 30, 2021 (the last trading day of the 2021 fiscal year) and December 30, 2022 (the last trading day of the 2022 fiscal year), based on the closing price per share of the Company's common stock as of such dates. No dividends were paid by the Company in 2021 or 2022.
(5)	The amounts reported represent net income (loss) for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.
(6)	The following table sets forth the adjustments for the applicable fiscal year which were made to the total compensation per the SCT in order to arrive at "compensation actually paid" to our PEO, as computed in accordance with Item 402(v) of Regulation S-K:

	2022	2021
SCT Total for PEO	$332,505	$772,869
Less: Amount reported under the "Stock Awards" column in the SCT	—	(446,450)
Add: Fair value of awards granted during the fiscal year that vested during the fiscal year	—	446,450
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	—	—
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	—	—
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	—	—
Total Adjustments	—	—
Compensation Actually Paid to PEO	$332,505	$772,869

(7)	The following table sets forth the adjustments for the applicable fiscal year which were made, on an average basis, to the average total compensation per the SCT in order to arrive at "average compensation actually paid" to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K:

	2022	2021
Average SCT Total for Non-PEO NEOs	$205,360	$308,233
Less: Amount reported under the "Stock Awards" column in the SCT	—	(456,858)
Add: Fair value of awards granted during the fiscal year that vested during the fiscal year	—	267,858
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	—	177,000
Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	(40,125)	(8,450)
Add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	(54,950)	(6,825)
Total Adjustments	(95,075)	(27,275)
Average Compensation Actually Paid to Non-PEO NEOs	$110,285	$280,958

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the accounting firm of HoganTaylor LLP as our independent registered public accounting firm to examine our financial statements for the fiscal year ending December 31, 2023.

Representatives from HoganTaylor will attend the Annual Meeting to answer appropriate questions and make statements if they desire.

Recommendation of the Board of Directors:
The Board of Directors recommends a vote FOR the ratification of the appointment of HoganTaylor.

PRINCIPAL ACCOUNTING FEES AND SERVICES

HoganTaylor LLP audited our consolidated financial statements for the fiscal years ended December 31, 2022 and September 30, 2021. Our Audit Committee considered whether the provisions for the tax services and other services by HoganTaylor were compatible with maintaining their independence and determined that they were.

Fees Incurred by the Company for Services Performed by Audit Firms

The following table shows the fees incurred for the years ended December 31, 2022 and September 30, 2021 for professional services provided by HoganTaylor for the audits of our annual financial statements as well as other professional services. Included within the year ended 2022 are the fees associated with the transition period of three months ended December 31, 2021.

	2022	2021
Audit Fees(1)	$227,800	$129,000
Audit-Related Fees(2)	23,500	7,500
Tax Fees(3)	—	25,006
All Other Fees	—	—
Total	$251,300	$161,506

(1) Audit Fees represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of comfort letters, consents, and assistance with review of documents filed with the SEC.
(2) Audit-Related Fees represent services in connection with special reports, accounting consultations, and due diligence procedures.
(3) Tax Fees represent fees for annual tax return preparation and research of tax related matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During the year, the Audit Committee approved all of the services performed by the independent registered public accounting firm. The fees billed for these services approximated 100% of the pre-approved amounts.

Before engagement of the independent registered public accounting firm for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of the following four categories of services to the Audit Committee for approval:

1.Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.
2.Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.
3.Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.
4.Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm other than the annual audit of our Defined Contribution Plan.

Before engagement, the Audit Committee pre-approves the independent registered public accounting firm’s services within each category. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 3
APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 35,000,000 TO 100,000,000, OF WHICH 95,000,000 SHARES SHALL BE COMMON STOCK WITH A PAR VALUE OF $0.01 PER SHARE, AND 5,000,000 SHARES SHALL BE PREFERRED STOCK WITH A PAR VALUE OF $1.00 PER SHARE

Our Board has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 35,000,000 to 100,000,000 of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share. The increase in our authorized shares of common stock will become effective upon the filing of the amendment to our Articles of Incorporation with the Oklahoma Secretary of State. If the amendment to increase our authorized shares of common stock is approved by stockholders at the Annual Meeting, we intend to file the amendment to our Articles of Incorporation as soon as practicable following the Annual Meeting.

The form of the text of the amendment (which would be filed with the Oklahoma Secretary of State on its then prescribed form of Certificate of Amendment) is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law).

Outstanding Shares and Purpose of the Proposal

Our Articles of Incorporation currently authorizes us to issue a maximum of 35,000,000 shares, of which 30,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share.

The approval of the amendment to the Articles of Incorporation to increase the authorized shares of common stock is important for the ongoing business of the Company. Without additional authorized shares of common stock, (i) the Company may not be able to raise additional financing, which is needed to fund our ongoing business, (ii) the Company may not be able to attract and retain key employees, officers and directors, and (iii) the Company may not be able to make possible strategic acquisitions, although no such acquisitions are currently contemplated.

The increase in the number of authorized shares of common stock may be available for our Board to issue in future financings, to provide equity incentive to employees, officers and directors, to make stock-based acquisitions and for other general corporate purposes, and we intend to use the additional shares of common stock that will be available to undertake any such issuances. We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. The Company is therefore requesting its stockholders approve this proposal to amend its Articles of Incorporation to increase the authorized shares of common stock.

Rights of Additional Authorized Shares

Any authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Our stockholders do not have pre-emptive rights with respect to the common stock, nor do they have cumulative voting rights. Accordingly, should the Board issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then outstanding common stock could be reduced.

Potential Adverse Effects of Increase in Authorized Common Stock

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on our earnings per share, book value per share and the voting power and ownership interest of current stockholders. The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. We could also use the additional shares of common stock that will become available for issuance to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or its stockholders. The proposed increase in authorized shares of common stock therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the proposed increase in authorized shares of common stock may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed increase in authorized shares of common stock may have the effect of permitting the Company’s current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems to be consistent with its fiduciary duties.

Vote Required and Board Recommendation

Approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock requires the affirmative vote of the majority of the voting power of the common stock issued and outstanding as of the Record Date, and abstentions will have the effect of a vote against this proposal.

The Board unanimously recommends a vote “FOR” the approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 35,000,000 to

100,000,000 of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share

PROPOSAL NO. 4
APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A REVERSE STOCK SPLIT RATIO OF RANGING FROM 2:1 TO 10:1, INCLUSIVE, AS DETERMINED BY THE CHIEF EXECUTIVE OFFICER IN HIS SOLE DISCRETION, WITH OUR AUTHORIZED CAPITAL REMAINING UNCHANGED AT 100,000,000 SHARES

Our stockholders are being asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 10:1, inclusive, as determined by the Chief Executive Officer in his sole discretion (the “Reverse Stock Split”). This means that once approved by the stockholders, the Chief Executive Officer will be the person to decide whether and when to effect the Reverse Stock Split without further action of the Board of Directors or the stockholders who have delegated this authority to him.

The effectiveness of this amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, following the Annual Meeting any time prior to the one-year anniversary of the meeting.

Reasons for a Reverse Stock Split

To maintain our listing on Nasdaq. The primary purpose of the Reverse Stock Split is to raise the per share trading price of the Company’s common stock in order to maintain its listing on the Nasdaq Capital Market. Delisting from Nasdaq may adversely affect the Company’s ability to raise additional financing through the public or private sale of our equity securities, may significantly affect the ability of investors to trade in the Company’s securities and may negatively affect the value and liquidity of the Company’s common stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors, the loss of analyst coverage or the loss of business development opportunities. In addition, delisting from the Nasdaq Capital Market constitutes an event of default under the Notes, in which case the Notes shall become immediately due and payable, and the Company shall pay to the Note holder an amount equal to the principal amount then outstanding plus accrued interest multiplied by 120%, as well as all costs, including, without limitation, legal fees and expenses of collection.

To potentially improve the marketability and liquidity of our common stock. The Board believes that an increased stock price may also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To decrease the risk of market manipulation of our common stock. The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

To provide us with flexibility with respect to our authorized common stock. Despite the Reverse Stock Split, our number of authorized, but unissued and unreserved, shares of our common stock will remain unchanged, thus representing a higher potential for future issuances. Such higher potential shares would provide flexibility to the Company for raising capital; repurchasing debt; providing equity incentives to employees, officers, directors, consultants and advisors (including pursuant to our equity compensation plan); expanding our business through the acquisition of other businesses and for other purposes. However, at present, we do not have any specific plans, arrangements, understandings or commitments for the additional shares that would become available.

Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of the Company and our stockholders. A copy of the draft of the amendment to our Certificate of Incorporation providing for the Reverse Stock Split is attached hereto as Annex B.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

This Proposal gives the Company’s Chief Executive Officer the discretion to select a Reverse Stock Split ratio from within a range between and including 2:1 and 10:1 on a date selected by him based on his then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, our Chief Executive Officer may consider, among other factors:

•the historical trading price and trading volume of our common stock;
•the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;
•The continued listing requirements for our common stock on Nasdaq or other applicable exchanges, if then applicable;
•the number of shares of common stock outstanding;
•which Reverse Stock Split ratio would result in the least administrative cost to us; and
•prevailing industry, market and economic conditions.

We cannot assure stockholders that the proposed Reverse Stock Split will sufficiently increase our stock price or, if our stock trades below $1.00 per share for 30 consecutive days, be completed before Nasdaq commences delisting procedures. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in various industries is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. If we fail to meet Nasdaq’s listing requirements, Nasdaq could suspend trading in our common stock and commence delisting proceedings.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The authorized number of shares of common stock available for issuance will remain unchanged despite the implementation of the Reverse Stock Split, which would result in an effective increase for potential issuances in the future. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

Effects of a Reverse Stock Split

As of the effective date of the Reverse Stock Split:

•each 2 to 10 shares of common stock outstanding (depending on the Reverse Stock Split ratio selected by the Chief Executive Officer) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of common stock;
•no fractional shares of common stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive cash in lieu of the fractional share (as detailed below);
•proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants and restricted stock units, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, warrants and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options; and
•the number of shares of common stock then reserved for issuance under our equity compensation plan will be reduced proportionately; and
•notwithstanding the Reverse Stock Split, if approved, the total number of authorized shares of common stock would remain unchanged at 100,000,000 shares, of which 95,000,000 shares would be Common Stock with a par value of $0.01 per share, and 5,000,000 shares would be Preferred Stock with a par value of $1.00 per share.

The following table summarizes, for illustrative purposes only, the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of July 24, 2023 (unless otherwise noted below) and without giving effect to the treatment of fractional shares.

Assuming this Proposal Is Approved by Stockholders and Implemented by the Board:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*
Pre-Reverse Stock Split	30,000,000	14,982,524	8,293,813	6,723,663	4,303,144
Post Reverse Stock Split	95,000,000	1,498,252	829,381	92,672,367	593,103,149

'* Based on a hypothetical post-split stock price calculated by multiplying the closing stock price on July 24, 2023 of $0.64 by a split ratio of 10:1.

A Reverse Stock Split would affect all stockholders uniformly. As of the effective date of the Reverse Stock Split which shall be determined by the Chief Executive Officer in his sole discretion (“Effective Date”), each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).

A Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Barring delisting by Nasdaq, our common stock would continue to be listed on Nasdaq under the symbol “AEY,” but would have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number after the effective date.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of the common stock on Nasdaq on the first business day immediately preceding the Effective Date (as adjusted in good faith by the Company to account for the reverse stock split ratio). After the Effective Date, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest, except to receive such cash payment.

Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.

As of July 24, 2023, there were 98 common stockholders of record. After the Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting a Reverse Stock Split

Beneficial holders of common stock. Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders who hold their shares in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Registered holders of common stock. Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies or commodities, banks and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities.

This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the U.S.;

•a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor.

In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.0001 per share following a Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

The Board of Directors recommends a vote “FOR” the approval of the Reverse Stock Split. The Board of Directors retains the discretion to abandon, and not implement, the aforementioned amendments at any time before they become effective.

PROPOSAL NO. 5
AUTHORIZATION TO EFFECTUATE THE TRANSACTIONS CONTEMPLATED BY THE SPAs, INCLUDING THE ISSUANCE OF SHARES OF COMMON STOCK NECESSARY FOR THE CONVERSION OF THE NOTES AND EXERCISE OF THE WARRANTS

On April 7 and April 12, 2023, the Company entered into the SPAs with Mast Hill Fund, L.P. (“Mast Hill”) for the issuance of 13% Notes in the aggregate principal amount of up to $3,000,000.00 convertible into shares of common stock of the Company, as well as the issuance of up to 72,000 shares of common stock as a commitment fee and warrants for the purchase of up to 648,000 shares of common stock of the Company. The Mast Hill transactions closed on April 7 and April 12, 2023 (each, a “Closing Date”). Revere Securities LLC acted as advisor to the Company in connection with the transactions. Additional information can be found in the Company’s Form 8-K dated April 12, 2023.

The SPAs require that the Company obtains approval of the holders of a majority of the Company’s outstanding voting common stock to effectuate the transactions contemplated by the SPAs, including the issuance of all of the common stock underlying the Notes and the Warrants in excess of 19.99% of the issued and outstanding common stock on the Closing Date. Pursuant to the SPAs, the Company shall hold a special meeting of shareholders on or before the date that is ninety (90) calendar days after the first date that the common stock has traded at a price per share of less than $1.00 during the five (5) consecutive trading days immediately preceding such date, which occurred on May 2, 2023, for the purpose of obtaining shareholder approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith.

The failure to obtain shareholder approval constitutes an event of default under the Notes, in which case the Notes shall become immediately due and payable, and the Company shall pay to the Note holder an amount equal to the principal amount then outstanding plus accrued interest multiplied by 120%, as well as all costs, including, without limitation, legal fees and expenses of collection.

Our stockholders are being asked to authorize the Board to effectuate the transactions contemplated by the SPAs, including the issuance of shares of common stock necessary for the conversion of the Notes and exercise of the Warrants.

The effectiveness of this amendment or the abandonment thereof, notwithstanding stockholder approval, will be determined by the Board, at its sole option, following the Annual Meeting any time prior to the one-year anniversary of the meeting.

The Board of Directors recommends a vote “FOR” the authorization to effectuate the transactions contemplated by the SPAs, including the issuance of shares of common stock necessary for the conversion of the Notes and exercise of the Warrants.

PROPOSAL NO. 6 ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask stockholders to vote on a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of the other proposals. In that event, stockholders will be asked to vote only upon this proposal and not on any other matter. If this proposal is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Annual Meeting to use the additional time to solicit additional proxies in favor of any of the other proposals. Even if there are a sufficient number of votes at the time of the Annual Meeting to adopt one of the other proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies for the proposal for which there are insufficient votes, and the Board may do so without adopting the proposal for which there are sufficient votes at the time of the Annual Meeting.

The Board of Directors recommends a vote “FOR” the approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

If you want to include a shareholder proposal in the proxy statement for the 2024 annual meeting, it must be delivered to our executive offices, 1430 Bradley Lane, Suite 196, Carrollton, Texas, 75007, on or before January 1, 2024. In addition, if you wish to present a proposal at the 2024 annual meeting that will not be included in our proxy statement and you fail to notify us by March 15, 2024, then the proxies solicited by our Board for the 2024 annual meeting will include discretionary authority to vote on your proposal in the event that it is properly brought before the meeting.

OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposal discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholder sees fit.

Only one annual report and proxy statement are being delivered to multiple shareholders who share one address, unless we have received instructions to the contrary. We will promptly provide a separate copy of the annual report and proxy statement to a shareholder at a shared address to which single copies were delivered upon request sent in writing to ADDvantage Technologies Group, Inc., c/o Shareholder Relations, 1430 Bradley Lane, Suite 196, Carrollton, Texas, 75007, or by calling (918) 251-9121. If you wish to receive a separate annual report and proxy statement in the future, or if you currently receive multiple copies of the annual report and proxy statement and wish to request delivery of only single copies, you may notify us at the same address or phone number.

You can obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 at no charge by sending your request in writing to ADDvantage Technologies Group, Inc., c/o Michael Rutledge, 1430 Bradley Lane, Suite 196, Carrollton, Texas, 75007. This document and other information may also be accessed from our website at www.addvantagetechnologies.com.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on September 22, 2023

Our proxy statement, our form of proxy, our annual report on Form 10-K and shareholder letter are available at www.proxyvote.com.

ANNEX A

STATE OF OKLAHOMA

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION OF

ADDVANTAGE TECHNOLOGIES GROUP, INC.

TO: THE SECRETARY OF STATE OF OKLAHOMA
State Capitol Building
Oklahoma City, Oklahoma 73105

The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as originally filed on September 20, 1989, as provided by Section 1077 of the Oklahoma General Corporation Act, hereby states as follows:

The date of filing its original Certificate of Incorporation with the Secretary of State of Oklahoma was September 20, 1989. Said Certificate of Incorporation was thereafter amended on December 14, 1990, February 14, 1991, June 20, 1991, July 8, 1992, September 14, 1992, October 8, 1998, September 30, 1999, November 22, 1999, December 9, 1999 and March 2, 2000.

That at a meeting of the Board of Directors of ADDvantage Technologies Group, Inc. resolutions were duly adopted setting forth a proposed amendments of the certificate of incorporation of said corporation (the “Certificate of Incorporation”), declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

FIRST: that authorized shares of the Company shall be increased from 35,000,000 to 100,000,000, of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share.

SECOND: that the Certificate of Incorporation of this corporation be amended by deleting Article IV in its entirety and inserting the following:

“ARTICLE IV

CAPITALIZATION

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000, of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share.

The designations and preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, conversion and other rights of the shares of each class of stock are as follows:

Preferred Stock

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series.

The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in a Certificate of Designations filed as required by law from time to time prior to the issuance of any shares of such series.

The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing a Certificate of Designations to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 5,000,000);

(b) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

(c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

(e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(g) the rights of the shares of such shares in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(h) any other relative rights, powers, preference, qualifications, limitations or restrictions thereof relating to such series.

The shares of Preferred Stock of any one series shall be identical with each other in all respects as to the dates from and after which dividends thereon shall cumulate, if cumulative.

Common Stock

Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this ARTICLE IV, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges herein, including, but not limited to, the following rights and privileges:

(a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

(b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

THIRD: that all other provisions of the Amended Certificate of Incorporation of the Corporation not amended hereby shall remain in full force and effect.

This Amendment to the Amended Certificate of Incorporation was set forth in a resolution duly adopted by the Board of Directors, which declared the adoption of the Amendment to be advisable and which ordered that the Amendment be considered by the shareholders of the Corporation entitled to vote thereon.

Thereafter, at the Annual Meeting of the shareholders of the Corporation duly called and held on [**], the necessary number of shares as required by statute were voted in favor of the Amendment.

Thus, this Amendment to the Amended Certificate of Incorporation was duly adopted in accordance with Sections l067 and 1077 of the 0klahoma General Corporation Act.

IN WITNESS WHEREOF, said ADDvantage Technologies Group, Inc. has caused its corporate seal to be affixed hereto and this Amendment to be signed by its President and Secretary this [**] day of [**] 2023.

ATTEST:

By:	/s/	By:	/s/
Name:		Name:
Title:	Secretary	Title:	President

ANNEX B

STATE OF OKLAHOMA

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION OF

ADDVANTAGE TECHNOLOGIES GROUP, INC.

TO: THE SECRETARY OF STATE OF OKLAHOMA
State Capitol Building
Oklahoma City, Oklahoma 73105

The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as originally filed on September 20, 1989, as provided by Section 1077 of the Oklahoma General Corporation Act, hereby states as follows:

The date of filing its original Certificate of Incorporation with the Secretary of State of Oklahoma was September 20, 1989. Said Certificate of Incorporation was thereafter amended on December 14, 1990, February 14, 1991, June 20, 1991, July 8, 1992, September 14, 1992, October 8, 1998, September 30, 1999, November 22, 1999, December 9, 1999 and March 2, 2000.

That at a meeting of the Board of Directors of ADDvantage Technologies Group, Inc. resolutions were duly adopted setting forth a proposed amendments of the certificate of incorporation of said corporation (the “Certificate of Incorporation”), declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

FIRST: that effective as of 12:01 a.m. Eastern Time on [**] (the “Effective Time”), each [*] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest and subject to withholding taxes, as applicable) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price of Common Stock on the Nasdaq Stock Market on the first business day immediately preceding the Effective Time (as adjusted in good faith by the Corporation to account for the reverse stock split ratio). The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above. Notwithstanding the Reverse Stock Split, the authorized capital of the Company shall remain unchanged at 100,000,000 shares, of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share.

SECOND: that the Certificate of Incorporation of this corporation be amended by deleting Article IV in its entirety and inserting the following:

“ARTICLE IV

CAPITALIZATION

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000, of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share.

The designations and preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, conversion and other rights of the shares of each class of stock are as follows:

Preferred Stock

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series.

The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in a Certificate of Designations filed as required by law from time to time prior to the issuance of any shares of such series.

The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing a Certificate of Designations to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 5,000,000);

(b) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

(c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d) the obligation, if any, of the Corporation to retire shares of such series pursuant to a sinking fund;

(e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(g) the rights of the shares of such shares in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(h) any other relative rights, powers, preference, qualifications, limitations or restrictions thereof relating to such series.

The shares of Preferred Stock of any one series shall be identical with each other in all respects as to the dates from and after which dividends thereon shall cumulate, if cumulative.

Common Stock

Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this ARTICLE IV, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges herein, including, but not limited to, the following rights and privileges:

(a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

(b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

Reverse Stock Split. Effective as of 12:01 a.m. Eastern Time on [**] (the “Effective Time”), each [**] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest and subject to withholding taxes, as applicable) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price of Common Stock on the Nasdaq Stock Market on the first business day immediately preceding the Effective Time (as adjusted in good faith by the Corporation to account for the reverse stock split ratio). The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above. Notwithstanding the Reverse Stock Split, the authorized capital of the Company shall remain unchanged.”

THIRD: that all other provisions of the Amended Certificate of Incorporation of the Corporation not amended hereby shall remain in full force and effect.

This Amendment to the Amended Certificate of Incorporation was set forth in a resolution duly adopted by the Board of Directors, which declared the adoption of the Amendment to be advisable and which ordered that the Amendment be considered by the shareholders of the Corporation entitled to vote thereon.

Thereafter, at the Annual Meeting of the shareholders of the Corporation duly called and held on [**], the necessary number of shares as required by statute were voted in favor of the Amendment.

Thus, this Amendment to the Amended Certificate of Incorporation was duly adopted in accordance with Sections l067 and 1077 of the 0klahoma General Corporation Act.

IN WITNESS WHEREOF, said ADDvantage Technologies Group, Inc. has caused its corporate seal to be affixed hereto and this Amendment to be signed by its President and Secretary this [**] day of [**] 2023.

ATTEST:

By:	/s/	By:	/s/
Name:		Name:
Title:	Secretary	Title:	President

PROXY ADDVANTAGE TECHNOLOGIES GROUP, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph E. Hart, as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of ADDvantage Technologies Group, Inc. (the “Company”) held of record by the undersigned on July 24, 2023 at the Annual Meeting of Shareholders of the Company to be held at 9:00 am CST on September 22, 2023, at the corporate office of ADDvantage Technologies Group, Inc., 1430 Bradley Lane, Suite 196, Carrollton, TX 75007, and at any and all adjournments or postponements thereof.

1.    Election of directors.
•FOR all nominees listed below (except as indicated to the contrary below and subject to the discretion of the proxy as provided herein).

David E. Chymiak	Timothy S. Harden	Joseph E. Hart
James C. McGill	John M. Shelnutt	David W. Sparkman
WITHHOLD AUTHORITY to vote for all the nominees above. Instructions: To withhold authority for any individual nominee or nominees, write their name(s) here:________________________________________

2.    Proposal to ratify the appointment of HoganTaylor as our independent registered public accounting firm for fiscal 2023.
         FOR         AGAINST         ABSTAIN

3.    Proposal to amend our Certificate of Incorporation to increase our authorized shares of common stock from 35,000,000 to 100,000,000, of which 95,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $1.00 per share.
         FOR         AGAINST         ABSTAIN

4.    Proposal to amend our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 2:1 to 10:1, inclusive, as determined by the Chief Executive Officer in his sole discretion, with our authorized capital remaining unchanged at 100,000,000 shares.
         FOR         AGAINST         ABSTAIN

5.    Proposal to authorize the Board to effectuate the transactions contemplated by the SPAs, including the issuance of shares of common stock necessary for the conversion of the Notes and exercise of the Warrants.
         FOR         AGAINST         ABSTAIN

6.    Proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies.
         FOR         AGAINST         ABSTAIN

Note:    In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed will be voted at the Annual Meeting or any adjournments or postponements thereof as directed herein by the undersigned shareholder. If no specifications are made, this Proxy will be voted For Proposals 1, 2, 3, 4, 5 and 6. This Proxy is revocable at any time before it is exercised.

IMPORTANT: Please date this and sign this Proxy exactly as name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:        , 2023

Signature(s)

Signature(s)

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES